EXHIBIT 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Noble Energy, Inc. (the “Company”) of the reference to our name and the inclusion of our report dated January 20, 2011, in the Annual Report on Form 10-K for the year ended December 31, 2010, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ J. Carter Henson, Jr., P.E.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas
November 7, 2011